Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3ASR

(Form Type)

VIASAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value 0.0001 per share (1)	Rule 415(a)(6)	2,556,891(2)		$97,366,409.28			S-3ASR	333-242477	August 7, 2020	$12,638.16

	Total Offering Amounts					$97,366,409.28		(1)

	Total Fees Previously Paid							(1)

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

The shares of common stock covered by this registration statement consist of 2,556,891 unsold shares of the registrant’s common stock that were previously registered on the Registration Statement on Form S-3 (File No. 333-242477) filed by the registrant on August 7, 2020 (the Prior Registration Statement). The Prior Registration Statement is subject to expiration on the third anniversary of the date of filing with the Securities and Exchange Commission. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the Securities Act), the $12,638.16 filing fee previously paid in connection with such unsold shares (based on the filing fee rate in effect at the time such shares were initially registered) will continue to be applied to such unsold shares. The offering of the unsold shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also includes an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.